Exhibit 99.1

Doral Financial Corporation Reports Financial Results for the

Quarter Ended December 31, 2012

Reports Net Income of $28.3 million for Quarter Ending December 31, 2012

Capital Ratios Continue to Exceed Well-Capitalized Standards

SAN JUAN, Puerto Rico – March 13, 2013 – Doral Financial Corporation (NYSE:DRL) (“Doral”, “Doral Financial” or the “Company”), the holding company of Doral Bank, with operations in Puerto Rico and the U.S., reported a net income of $28.3 million for the quarter ended December 31, 2012, compared to a net loss of $32.5 million for the quarter ended September 30, 2012 and net income of $11.7 million for the quarter ended December 31, 2011. For the year ended December 31, 2012, Doral reported a net loss of $3.3 million compared to a net loss of $10.7 million for the same period of 2011.

“Over the past year, Doral improved revenue, capital and generated substantial benefits from our tax assets while making significant investments in credit and compliance. This year, we expect to be managing a multi-market growing and profitable banking operation and a newly created group focused on managing non-performing loans. In all, we expect this structural change to improve both operating results of our growing operations and transparency,” said Glen Wakeman, CEO of Doral Financial Corporation.

Fourth Quarter Highlights:

•	Grew retail deposits by $98.4 million from the third quarter of 2012 to the fourth quarter of 2012.

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Mortgage loan origination volume of $252 million in the fourth quarter 2012 was up 60% from the fourth quarter of 2011 volume of $159 million, and remained consistent with the third quarter of 2012 volume of $254 million.

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Preserved excess capital levels well above the standards established by the federal banking agencies, with ratios for Tier 1 Leverage of 9.39%, Tier 1 Risk-based Capital of 11.93% and Total Risk-based Capital of 13.19%.

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Recognized an income tax benefit of $50.2 million for the quarter ended December 31, 2012 compared to an income tax expense of $550 thousand for the third quarter of 2012. The improvement of $50.8 million is due mainly to the conversion of Doral Insurance Agency to a limited liability company and the related release of a portion of Doral Financial Corporation’s valuation allowance.

•	Non-interest expense was $87.1 million for the fourth quarter of 2012, an increase of $13.3 million from the third quarter of 2012.

•	Provided $21.3 million for loan and lease losses as a result of redefaults on previously modified loans and new valuations received on defaulted residential mortgage loans.

The Company’s financial results for the fourth quarter of 2012 are being released at the same time as our filing of the Annual Report on Form 10-K with the Securities and Exchange Commission.

Conference Call

Doral will be holding a conference call to discuss its financial results on Thursday March 14th, 2013 at 10:00 a.m. EST.

The call may be accessed through a dial-in telephone number at (800) 553-5275 or (612) 332-0725 for international callers.

A telephone replay of the conference call will be available through April 14, 2013 at (800) 475-6701 or (320) 365-3844 for international callers. The replay access code is 284716.

FINANCIAL HIGHLIGHTS

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Net income for the quarter ended December 31, 2012 totaled $28.3 million, compared to a net loss of $32.5 million for the third quarter of 2012 and a net income of $11.7 million for the quarter ended December 31, 2011.

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The Company reported net income attributable to common shareholders of $25.8 million for the fourth quarter of 2012 compared to a net loss attributable to common shareholders of $35.0 million for the third quarter of 2012, and net income attributable to common shareholders of $9.2 million for the quarter ended December 31, 2011.

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Net interest income for the fourth quarter of 2012 was $56.8 million, an increase of $535 thousand compared to the third quarter of 2012, and an increase of $6.8 million when compared to the fourth quarter of 2011. Net interest margin was 2.94% and 2.97% for the third and fourth quarters of 2012, respectively.

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Provided $21.3 million for loan and lease losses as a result of redefaults on previously modified loans and new valuations received on defaulted residential mortgage loans compared to a $34.4 million provision in the third quarter of 2012 and a $9.9 million provision in the fourth quarter of 2011. The $21.3 million provision for loan and lease losses in the fourth quarter of 2012 resulted mainly from provisions of $11.7 million and $8.6 million for residential mortgage and commercial real estate portfolios respectively.

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Non-interest income for the fourth quarter of 2012 of $29.7 million reflects increases of $9.7 million and $2.4 million, compared to non-interest income of $20.0 million for the third quarter of 2012 and $24.5 million for the fourth quarter of 2011, respectively. The increase in non-interest income when compared to the third quarter of 2012 results from a decrease of $4.7 million in losses on hedge derivatives and the increase of $3.5 million of insurance agency commissions received during the fourth quarter of 2012, partially offset by $1.4 million in lower gains on economic hedges.

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Non-interest expense for the fourth quarter of 2012 of $87.1 million increased by $13.3 million and $25.6 million from the quarters ended September 30, 2012 and December 31, 2011, respectively. The expense increase in the fourth quarter of 2012 compared to the third quarter of 2012 was mainly driven by increases of $6.6 million and $3.0 million in compensation and benefits and professional services, respectively, as well as an increase in the provision for credit related expenses of $1.8 million and an additional $1.2 million of advertising expense.

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Doral’s loan production for the fourth quarter of 2012 was $633.2 million, a decrease of $137.9 million and an increase of $188.6 million, compared to $771.1 million and $444.6 million for the third quarter of 2012 and fourth quarter of 2011, respectively. Commercial loan production in the U.S. totaled $378.9 million or 59.8% of loan production for the fourth quarter of 2012. Residential mortgage loan production in Puerto Rico, most of which is sold, of $245.7 million in the fourth quarter of 2012 was up $93.3 million from fourth quarter 2011 loan production of $152.4 million, showing growth of more than 60%.

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Doral saw an income tax benefit of $50.2 million for the quarter ended December 31, 2012 compared to income tax expense of $550 thousand for the third quarter of 2012. The improvement is due mainly to a $50.6 million deferred tax benefit resulting from the conversion of Doral Insurance Agency to a limited liability company and the election to consolidate Doral Financial Corporation and Doral Insurance LLC for tax purposes, allowing the release of a portion of Doral Financial Corporation’s tax valuation allowance.

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Doral reported total assets as of December 31, 2012 of $8.5 billion compared to $8.0 billion as of December 31, 2011. The increase of $496.9 million is mainly due to an increase in net loans of $338.9 million related to growth in the U.S. commercial loan portfolio.

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Total deposits were $4.6 billion as of December 31, 2012, an increase of $216.7 million, or 4.9%, from deposits of $4.4 billion as of December 31, 2011. The Company’s brokered deposits decreased $161.6 million while retail deposits increased $378.3 million during the year ended December 31, 2012.

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Non-performing loans (“NPLs”), excluding FHA/VA loans guaranteed by the US government, as of December 31, 2012 were $742.8 million, an increase of $179.1 million from December 31, 2011. The increase in NPLs resulted largely from the inclusion of certain residential mortgage TDR loans that meet the criteria for classification as NPLs based on a policy change effective January 1, 2012.

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The Company’s capital ratios continue to exceed the well-capitalized standards established by the federal banking agencies with ratios of Tier 1 Leverage of 9.39%, Tier 1 Risk-based Capital of 11.93% and Total Risk-based Capital of 13.19%. The Leverage, Tier 1 and Total Risk-based Capital Ratios exceeded the well-capitalized standards by $363.7 million, $386.8 million and $208.0 million, respectively.

FORWARD-LOOKING STATEMENTS

This earnings release contains forward-looking statements within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995. In addition, Doral Financial Corporation may make forward-looking statements in its other press releases, filings with the Securities and Exchange Commission (“SEC”) or in other public or shareholder communications and its senior management may make forward-looking statements orally to analysts, investors, the media and others.

These forward-looking statements may relate to the Company’s financial condition, results of operations, plans, objectives, future performance and business, including, but not limited to, statements with respect to the adequacy of the allowance for loan and lease losses, delinquency trends, market risk and the impact of interest rate changes, capital markets conditions, capital adequacy and liquidity, and the effect of legal proceedings, tax legislation and tax rules, compliance and regulatory matters and new accounting standards and guidance on the Company’s financial condition and results of operations. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, but instead represent Doral Financial’s current expectations regarding future events. Such forward-looking statements may be generally identified by the use of words or phrases such as “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “believe,” “expect,” “predict,” “forecast,” “anticipate,” “plan,” “outlook,” “target,” “goal,” and similar expressions and future conditional verbs such as “would,” “should,” “could,” “might,” “can” or “may” or similar expressions.

Doral Financial cautions readers not to place undue reliance on any of these forward-looking statements since they speak only as of the date made and represent Doral Financial’s expectations of future conditions or results and are not guarantees of future performance. The Company does not undertake and specifically disclaims any obligations to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of those statements other than as required by law, including the requirements of applicable securities laws.

Forward-looking statements are, by their nature, subject to risks and uncertainties and changes in circumstances, many of which are beyond Doral Financial’s control. Risk factors and uncertainties that could cause the Company’s actual results to differ materially from those described in forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 which is available in the Company’s website at www.doralfinancial.com, as updated from time to time in the Company’s periodic and other reports filed and to be filed with the SEC.

Institutional Background

Doral Financial Corporation is a bank holding company engaged in banking, mortgage banking and insurance agency activities through its wholly-owned subsidiaries Doral Bank (“Doral Bank”), with operations in the mainland U.S. (New York metropolitan area and northwest region of Florida) and Puerto Rico, Doral Insurance Agency, LLC. (“Doral Insurance Agency”), and Doral Properties, Inc. (“Doral Properties”). Doral Bank in turn operates three wholly-owned subsidiaries: Doral Mortgage LLC (“Doral Mortgage”), engaged in residential mortgage lending in Puerto Rico, Doral Money, Inc. (“Doral Money”), engaged in commercial and middle market lending primarily in the New York metropolitan area, and CB, LLC, an entity formed to dispose of a real estate project of which Doral Bank took possession during 2005. Doral Money consolidates three variable interest entities created for the purpose of entering into a collateralized loan arrangements with third parties.

Doral Financial Corporation’s common shares trade on the New York Stock Exchange under the symbol DRL. Additional information about Doral Financial Corporation may be found on the Company’s website at www.doralfinancial.com.

For more information contact:

Investor Relations:

Christopher Poulton, EVP

christopher.poulton@doralfinancial.com

212-329-3794

Media:

Lucienne Gigante

SVP Public Relations & Marketing

lucienne.gigante@doralbank.com

787-474-6298

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